Exhibit 99.1

BRUSH ENGINEERED MATERIALS INC. TO CHANGE NAME TO MATERION CORPORATION
All of the Company’s businesses to be unified under the Materion name
Change to become effective March 8, 2011

MAYFIELD HEIGHTS, Ohio — January 18, 2011 — Brush Engineered Materials Inc. (NYSE:BW) today announced it will change its name to Materion Corporation (NYSE:MTRN) and unify all of its businesses under the new name effective March 8, 2011. The Company’s common stock will continue to trade on the New York Stock Exchange.

The Company said it was announcing the new name ahead of the formal name change to give advance notice to its investors, customers, suppliers, partners, the media, and other parties. Concurrent with the March 8 name change, the Company also will unveil a new company website and company-wide brand identity.

“Brush Engineered Materials has transformed over the past 20 years into a very different company from the metals, mining and specialty metals businesses that mark most of our heritage,” said Richard J. Hipple, Chairman, President and CEO. “While these businesses are very successful and integral to our future, they have changed significantly and are now part of a much larger portfolio. Through these changes, acquisitions and other internal initiatives, we have expanded into a brand new 80-year-old company at the forefront of technologies essential to our customers. We are a leading global producer of advanced materials and services providing enabling technology solutions for customers in the fastest-growing segments of long-term global growth markets, including consumer electronics, telecom infrastructure, defense and science, industrial and commercial aerospace, energy and medical.

“As we have grown, our businesses continued to operate under original names and brand identities. That has made it difficult to position the Company as a single, unified organization. We find that even some long-time customers are not aware of the full scope of our capabilities.”

Hipple added, “We are often competing against large global players that enjoy strong brand recognition. With annual sales of more than $1.2 billion and growing at a compounded annual growth rate of 17 percent since 2002, we have the resources and critical mass to participate successfully at that level. We expect to benefit from the recognition that comes from one name and a single strong brand.”

In its transformation, Hipple noted that the Company has also become leaner, faster-growing, more diversified, and less cyclical. “We have a higher-value business model today in terms of our growth potential, margins, cash flow, balance sheet and capital structure. We believe the new name will better reflect the new Company.”

The unification of all of the Company’s businesses under the Materion name is intended to create efficiencies and facilitate synergies. The new name, along with a new business unit alignment under the Materion brand, is expected to provide customers with better access and recognition to a broader scope of products, technology and value-added services.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include the anticipated timing and ability to achieve further efficiencies and synergies resulting from the name change and business unit alignment under the Materion brand.

Brush Engineered Materials Inc. is headquartered in Mayfield Heights, Ohio. The Company, through its wholly-owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

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FOR FURTHER INFORMATION, PLEASE CONTACT:
Investor Contact:	Media Contact:

Michael C. Hasychak (216) 383-6823 mike—hasychak@beminc.com	Patrick S. Carpenter (216) 383-6835 patrick—carpenter@beminc.com

http://www.beminc.com
http://www.materion.com
Mayfield Hts-g